EXHIBIT 1.1.2

Company No 107582

The Companies Act 1985

Public Company Limited by Shares

NEW

ARTICLES OF ASSOCIATION

(Adopted by Special Resolution passed on 30th May 2002)

of

SkyePharma PLC

Incorporated on 18th February 1910

Interpretation

1	In these Articles, if not inconsistent with the subject or context, the following words and expressions shall have the meanings stated:

“ACT” the Companies Act 1985

“THESE ARTICLES” these Articles of Association as from time to time altered

“AUDITORS” the auditors of the Company

“BOARD” or “DIRECTORS” the directors of the Company or a quorum of the directors present at a board meeting

“DEBENTURE” and “DEBENTURE HOLDER” include debenture stock and debenture stockholder

“ELECTRONIC COMMUNICATION” has the same meaning as in the Electronic Communication Act 2000

“LONDON STOCK EXCHANGE” The London Stock Exchange Limited

“MONTH” calendar month

“OFFICE” the registered office of the Company

“SEAL” the common seal of the Company and, as appropriate, any official seal kept by the Company by virtue of section 40 of the Act

“STATUTES” the Act and every other Act or statutory instrument concerning limited companies and affecting the Company

“UNITED KINGDOM” Great Britain and Northern Ireland

“IN WRITING” written, printed, typewritten, lithographed or expressed in any other mode representing or reproducing words, or partly one and partly another

“YEAR” calendar year

Reference to a statutory provision includes any amendment or re-enactment.

Except for the above definitions, words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

The headings are inserted for convenience and do not affect the construction of these Articles.

Table A excluded

2	The regulations contained in Table A in the Schedule to the Companies Act (Tables A to F) Regulations 1985 shall not apply to the Company.

Business

3	Any branch or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Directors at such times as they think fit, and may be permitted by them to be in abeyance, whether the branch or kind of business commenced or not, so long as the Directors deem it expedient not to commence or proceed with it.

Registered office

4	The Office shall be at such place in England or Wales as the Directors appoint.

Capital

5	At the date of adoption of these Articles the share capital of the Company is £111,400,000 divided into 1,090,000,000 ordinary shares of 10p each (“Ordinary Shares”) and 12,000,000 “A” Deferred Shares of 10p each and 12,000,000 “B” Deferred Shares of 10p each.

5.1	The “A” Deferred Shares (“the “A” Shares”) shall have a nominal value of 10p (ten pence) and shall confer upon the holders thereof the rights, and be subject to the restrictions, as follows:

5.1.1	Income

The “A” Shares shall not confer any right to participate in any profits of the Company.

5.1.2	Capital

5.1.2.1	On a winding up or other return of capital payable by reference to a record date on or after 4 May 2006 each “A” Share shall entitle the holder thereof to receive the nominal value thereof if and only if the holders of ordinary shares in the capital of the Company have received the sum of £1,000,000 (One Million Pounds Sterling) per ordinary share.

5.1.2.2	On a return of capital (whether on a liquidation or otherwise) payable by reference to a record date on or before 3 May 2006 and prior to the First Relevant Event then the “A” Shares shall provisionally rank pari passu with the ordinary shares save that no distribution shall be made to the holders of the “A” Shares until the happening on or prior to 3 May 2006 of the First Relevant Event. If the First Relevant Event shall not have happened on or prior to 3 May 2006 then the rights of the “A” Shares shall revert to those set out in paragraph 5.1.2.1 above and the capital provisionally allocated to the “A” Shares shall belong to the holders of the ordinary shares.

5.1.3	Voting

The “A” Shares shall not confer upon the holders thereof the right to receive notice of or attend or vote at any general meeting of the Company.

5.1.4	Redesignation

Each “A” Share shall (unless the Company has previously served an “A” Redemption Notice) be automatically redesignated as an ordinary share on the date failing 30 days after the first commercial sale of Paroxetine/Paxil in combination with GEOMATRIX Technology by SmithKline Beecham PLC (“SB”) or any sub licensee or contract partner of SB under a licence agreement dated 20 March 1996 (“the First Relevant Event”).

5.1.5	Redemption

5.1.5.1	Within 14 days of the occurrence of the First Relevant Event the Company may serve written notice (“an “A” Redemption Notice”) on the holders of the “A” Shares that it intends to redeem all (and not part only) of such shares in accordance with the following provisions and that it requires the delivery to it of all certificates for the “A” Shares.

5.1.5.2	Upon receipt of an “A” Redemption Notice each registered holder of “A” Shares shall surrender at the holder’s risk to the Company the certificate for the shares held by him which are to be redeemed so that they may be cancelled.

5.1.5.3	Upon the later of surrender of the relevant share certificates or the date 30 days after the First Relevant Event the Company will pay to the holder of those shares the amount payable in respect of the redemption.

5.1.5.4	Upon the redemption of the “A” Shares the Company will pay in respect of each share so redeemed an amount per “A” Share equal to the average of the middle market closing price of an ordinary share as traded on the London Stock Exchange over the period of the ten trading days ending on the day 30 days after the First Relevant Event, as taken from the Daily Official List published by the UK Listing Authority for those days.

5.1.6	Takeover offers

In the event that prior to the First Relevant Event and prior to 3 May 2006 more than fifty per cent in nominal value of the issued ordinary share capital of the Company is acquired by a person or persons acting in concert pursuant to an offer for such shares (“the Ordinary Offer”) then the following provisions shall apply:

5.1.6.1	If the consideration for the Ordinary Offer is the issue of ordinary shares of the purchaser listed on a recognised investment exchange (as defined in Section 285 Financial Services and Markets Act 2000) then the holders of the “A” Shares shall be entitled to receive an offer (at the election of the purchaser) under which the purchaser either

5.1.6.1.1	offers to acquire the “A” Shares as if they had already been redesignated as ordinary shares of the Company on the same terms as the Ordinary Offer;

5.1.6.1.2	offers to acquire the “A” Shares in exchange for a new class of deferred share in the purchaser with the same rights (mutatis mutandis) as those of the “A” Shares (including this provision and including in particular the right for each such share to be redesignated as an ordinary share in the purchaser on the happening of the First Relevant Event on or prior to 3 May 2006). The number of such shares of the purchaser to be issued shall be calculated by applying the same factor which applied in the Ordinary Offer.

5.1.6.1.3	In the event that a holder of “A” Shares shall fail to accept either offer then the Redemption Value for each such share following the happening of the First Relevant Event on or prior to 3 May 2006 shall be the value attributed to an ordinary share of the Company in the Ordinary Offer.

5.1.6.2	In any other case the holders of the “A” Shares shall be entitled to receive an offer that the purchaser will pay or otherwise give value to the holders of the “A” Shares as if they had already been redesignated as ordinary shares on the same terms as the Ordinary Offer SAVE THAT such consideration shall be contingent upon the happening of the First Relevant Event on or prior to 3 May 2006. If a holder of “A” Shares shall fail to accept such offer, the Redemption Value for each such share following the happening of the First Relevant Event on or prior to 3 May 2006 shall be the value attributed to an ordinary share of the Company in the Ordinary Offer.

5.2	The “B” Deferred Shares (“the “B” Shares”) shall have a nominal value of 10p (ten pence) and shall confer upon the holders thereof the rights, and be subject to the restrictions, as follows:

5.2.1	Income

The “B” Shares shall not confer any right to participate in any profits of the Company.

5.2.2	Capital

5.2.2.1	On a winding up or other return of capital payable by reference to a record date on or after 4 May 2006 each “B” Share shall entitle the holder thereof the right to receive the nominal value thereof if and only if the holders of ordinary shares in the capital of the Company have received the sum of £1,000,000 (One Million Pounds Sterling) per ordinary share.

5.2.2.2	On a return of capital (whether on a liquidation or otherwise) payable by reference to a record date on or before 3 May 2006 and prior to the Second Relevant Event then the “B” Shares shall provisionally rank pari passu with the ordinary shares save that no distribution shall be made to the holders of the “B” Shares until the happening on or prior to 3 May 2006 of the Second Relevant Event. If the Second Relevant Event shall not have happened on or prior to 3 May 2006 then the rights of the “B” Shares shall revert to those set out in paragraph 5.2.2.1 above and the capital provisionally allocated to the “B” Shares shall belong to the holders of the ordinary shares.

5.2.3	Voting

The “B” Shares shall not confer upon the holders thereof the right to receive notice of or attend or vote at any general meeting of the Company.

5.2.4	Redesignation

Each “B” Share shall (unless the Company has previously served a “B” Redemption Notice) be automatically redesignated as an ordinary share on the date thirty days after receipt by the Company of a royalty statement from SB stating that the reported sales of Paroxetine/Paxil in combination with the Geomatrix Technology marketed by SB or a sub-licensee or contract partner of SB during any calendar year ending prior to 1 January 2006 exceed US$1,000,000,000 (One Billion US Dollars) or during the period 1 January 2006 to 3 May 2006 (both dates inclusive) exceed US$337,000,000 (Three Hundred and Thirty Seven Million US Dollars) (“the Second Relevant Event”).

5.2.5	Redemption

5.2.5.1	Within 14 days of the occurrence of the Second Relevant Event the Company may serve written notice (“a “B” Redemption Notice”) on the holders of the “B” Shares that it intends to redeem all (and not part only) of such shares in accordance with the following provisions and that it requires the delivery to it of all certificates for the “B” Shares.

5.2.5.2	Upon receipt of a “B” Redemption Notice each registered holder of “B” Shares shall surrender at the holder’s risk to the Company the certificate for the shares held by him which are to be redeemed so that they may be cancelled.

5.2.5.3	Upon the later of surrender of the relevant share certificates or the date 30 days after the Second Relevant Event the Company will pay to the holder of those shares the amount payable in respect of the redemption.

5.2.5.4	Upon the redemption of the “B” Shares the Company will pay in respect of each share so redeemed an amount per “B” Share equal to the average of the middle market closing price of an ordinary share as traded on the London Stock Exchange over the period of the ten trading days ending on the day 30 days after the Second Relevant Event, as taken from the Daily Official List published by the UK Listing Authority for those days.

5.2.6	Takeover offers

In the event that prior to the Second Relevant Event and prior to 3 May 2006 more than fifty per cent in nominal value of the issued ordinary share capital of the Company is acquired by a person or persons acting in concert pursuant to an offer for such shares (“the Ordinary Offer”) then the following provisions shall apply:

5.2.6.1	If the consideration for the Ordinary Offer is the issue of ordinary shares of the purchaser listed on a recognised investment exchange (as defined in Section 285 Financial Services and Markets Act 2000) then the holders of the “B” Shares shall be entitled to receive an offer (at the election of the purchaser) under which the purchaser either:

5.2.6.1.1	offers to acquire the “B” Shares as if they had already been redesignated as ordinary shares of the Company on the same terms as the Ordinary Offer;

5.2.6.1.2	offers to acquire the “B” Shares in exchange for a new class of deferred share in the purchaser with the same rights (mutatis mutandis) as those of the “B” Shares (including this provision and including in particular the right for each such share to be redesignated as an ordinary share in the purchaser on the happening of the Second Relevant Event on or prior to 3 May 2006). The number of such shares of the purchaser to be issued shall be calculated by applying the same factor which applied in the Ordinary Offer.

5.2.6.1.3	In the event that a holder of “B” Shares shall fail to accept either offer then the Redemption Value for each such share following the happening of the Second Relevant Event on or prior to 3 May 2006 shall be the value attributed to an ordinary share of the Company in the Ordinary Offer.

5.2.6.2	In any other case the holders of the “B” Shares shall be entitled to receive an offer that the purchaser will pay or otherwise give value to the holders of the “B” Shares as if they had already been redesignated as ordinary shares on the same terms as the Ordinary Offer SAVE THAT such consideration shall be contingent upon the happening of the Second Relevant Event on or prior to 3 May 2006. If a holder of “B” Shares shall fail to accept such offer, the Redemption Value for each such share following the happening of the Second Relevant Event on or prior to 3 May 2006 shall be the value attributed to an ordinary share of the Company in the Ordinary Offer.

5.2.6.3	With effect from 4 May 2006, or, if later, the date on which any dispute as to whether the First Relevant Event or the Second Relevant Event respectively has occurred is resolved pursuant to paragraph 5.2.6.4 below (“the Repurchase Date”) the following provisions shall apply to such of the “A” Shares and “B” Shares as shall not have been redesignated as ordinary shares (such shares being referred to in this paragraph as “Deferred Shares”):

5.2.6.3.1	The Company shall have irrevocable authority to appoint any person to execute on behalf of the holders of the Deferred Shares a transfer/cancellation of the Deferred Shares and/or an agreement to transfer/cancel the same, without making any payment to the holders of the Deferred Shares to such person or persons as the Company may determine as custodian thereof and, pending such transfer and/or cancellation and/or purchase, to retain the certificate for such shares. The Company may, at its option at any time after 4 May 2006 or, if later, the Repurchase Date, purchase all or any of the Deferred Shares then in issue, at a price not exceeding one penny for all the Deferred Shares so purchased or may cancel such shares by way of reduction of capital for no consideration.

5.2.6.3.2	Neither the passing by the Company of any resolution for the cancellation of the Deferred Shares for no consideration by means of a reduction of capital requiring the confirmation of the Court nor the obtaining by the Company nor the making by the Court of any order confirming any such reduction of capital nor the becoming effective of any such order shall constitute a variation, modification or abrogation of the rights attaching to the Deferred Shares and accordingly the Deferred Shares may at any time be cancelled for no consideration by means of a reduction of capital effected in accordance with the Act without sanction of the part of the holders of the Deferred Shares.

5.2.6.4	Any dispute between the Company and any holder of the “A” Shares or the “B” Shares as to whether, and if so when, the First Relevant Event or the Second Relevant Event has occurred or as to the amount payable on redemption thereof shall be referred at the request of either party to such dispute to the auditors of the Company for the time being for determination. The Company shall provide the auditors with all necessary information to enable them to make their determination and in reaching their decision the auditors shall act as experts and not as arbitrators. The finding of the auditors shall be final and binding on the parties and the costs of the auditors shall be borne by the parties to the dispute in such proportion as the auditors shall in their absolute discretion determine.

5.2.6.5	For the purposes of the foregoing provisions “Geomatrix Technology” shall have the meaning ascribed thereto in a Stock Purchase Agreement dated 18 March 1996 between Dr J Gonella (1) and the Company (2).

5.2.6.6	If the Company’s ordinary shares shall be subdivided or consolidated between the issue of the “A” Shares and the “B” Shares and their respective redesignation as ordinary shares then the rights of the “A” Shares and the “B” Shares shall be adjusted in such manner as the auditors of the Company (acting as experts and not as arbitrators) shall determine.

6	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares already issued (which special rights shall not be modified or abrogated except with such consent or sanction as is provided in the Company’s memorandum of association and in the next following Article), a share (whether forming part of the original capital or not) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company by ordinary resolution determines.

Modification of rights

7	Whenever the capital of the Company is divided into different classes of shares or groups and either whilst the Company is a going concern or during or in contemplation of a winding up, the special rights attached to any class or group may be modified or abrogated, subject to the provisions of the Company’s Memorandum of Association and unless otherwise provided by the terms of issue of the shares of that class or group, either with the consent In Writing of the holders of three-quarters of the issued shares of the class or group, or with the sanction of any extraordinary resolution passed at a separate general meeting of the holders (but not otherwise). The consent or resolution shall be binding upon all the holders of shares of the class or group. To every separate general meeting all the provisions of these Articles relating to, or to the proceedings at, general meetings shall, mutatis mutandis, apply, except that (a) the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class or group (but, if at any adjourned meeting of the holders a quorum as above defined is not present, those members who are present shall be a quorum); (b) any holder of shares in the class or group present in person or by proxy may demand a poll; and (c) the holders of shares of the class or group shall, on a poll, have one vote in respect of every share of the class or group held by them respectively. The special rights conferred upon the holders of any shares or class or group of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the conditions of issue, be deemed to be modified by the creation or issue of further shares ranking pari passu with them.

Shares

8	Subject to the provisions of the Statutes and any restrictions contained in these Articles and to any direction to the contrary given by the Company in general meeting, the Directors may allot, grant options over, or otherwise dispose of shares or rights to subscribe for, or to convert any security into, shares to such persons (including a Director) and on such terms as they think fit, but no share shall be issued at a discount.

9	The Company, in connection with the issue of any share, may exercise the powers of paying commissions conferred or permitted by the Statutes provided that the percentage rate or the amount of the commission paid or agreed to be paid is disclosed as required by law and does not exceed the rate of 10 per cent of the issue price of the shares in respect of which it is paid. Where permitted by the Statutes, the commission may be satisfied wholly or partly by the allotment of fully or partly paid shares. The Company may also on an issue of shares pay such brokerage as is lawful.

10	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust. The Company shall not be bound by or be compelled in any way to recognise (even when having notice) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except as otherwise provided by these Articles or as by law required or under an order of court) any other rights in respect of any share except an absolute right to the entirety of it in the registered holder. The Company shall not be bound to register more than four persons as the joint holders of a share (except in the case of executors or trustees of a deceased member).

Certificates

11	Every person, except a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of whom the Company is not by law required to complete and have ready for delivery a certificate, whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue provide) one certificate for all his shares of each class of shares held by him or, upon payment of such sum not exceeding £1 for every certificate after the first as the Directors determine, several certificates, each for one or more of his shares. Shares of different classes may not be included in the same certificate. Where a member who is entitled to a certificate has transferred part of the shares comprised in his holding he shall be entitled to a certificate for the balance of his holding free of charge. Every certificate for shares shall be issued under the Seal or in such other manner as the Directors, having regard to the terms of issue, the Statutes and any applicable regulations of the London Stock Exchange, may authorise. The certificate shall specify the shares or securities to which it relates and the amount paid up and (subject as provided below) shall bear the autographic signatures of at least one Director and the Secretary provided that the Directors may by resolution determine that such signatures, or either of them, shall be dispensed with or shall be affixed by such other person as may be authorised by the Directors or some method or system of mechanical signature. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate. Delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

12	If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and any exceptional out-of-pocket expenses of the Company in investigating the evidence and preparing the indemnity as the Board thinks fit and, in case of defacement, on delivery of the old certificate to the Company.

Lien

13	Subject to the provisions of section 150 of the Act the Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of the share whether the period for the payment has actually arrived or not, and notwithstanding that it is the joint debt or liability of the member or his estate and any other person, whether a member of the Company or not. The Company’s lien (if any) on a share shall extend to all dividends or other moneys payable on or in respect of it, together with any interest or expenses which may have accrued. The Directors may resolve that any share is wholly or in part exempt from the provisions of this Article.

14	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, has been given to the holder of the share or the person entitled to it by reason of his death or bankruptcy.

15	To give effect to the sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser. The purchaser shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase money and his title to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale. The net proceeds of sale, after payment of the costs of sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists, so far as it is presently payable. Any residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the time of the sale.

Calls on shares

16	The Directors may make calls upon the members in respect of any moneys (whether on account of the nominal value of the shares or by way of premium) unpaid on their shares and not by the conditions of allotment made payable at fixed times, provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share may exceed one-quarter of the nominal amount of the share or be payable within 14 days from the last call. Each member shall (subject to receiving at least 14 days’ notice specifying the time and place of payment) pay to the Company at the time and place specified the amount called on his shares. A call may be revoked or postponed as the Directors determine.

17	A call shall be deemed to have been made at the time when the resolution of the Directors authorising it was passed. A call may be made payable by instalments.

18	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

19	If a call or instalment payable in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on it from the day appointed for payment to the time of actual payment at such rate, not exceeding 15 per cent per annum, as the Directors determine. He shall also pay all costs, charges and expenses which the Company has incurred or become liable for in order to procure payment of or in consequence of the non-payment of the call or instalment. The Directors shall be at liberty to waive payment of the interest, costs, charges and expenses, wholly or in part.

20	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, it becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

21	The Directors may, on the issue of shares, differentiate between the holders in the amount of calls to be paid and the times of payment.

22	The Directors may receive from any member all or any part of the money unpaid upon the shares held by him beyond the sums actually called up as a payment in advance of calls. The payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced. Upon the money received, or so much of it as exceeds the amount of the calls then made upon the shares in respect of which it has been received, the Company may pay interest at such rate as the member and the Directors agree. The member shall not be entitled to participate in respect of the advance in a dividend subsequently declared. The Directors may repay the amount advanced upon giving to the member one month’s notice in writing.

Transfer of shares

23	All transfers of shares may be effected by transfer In Writing in any usual or common form, or in any other form approved by the Directors.

24	The instrument of transfer of a share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect of it. Subject to the provisions of these Articles, transfers of shares and other documents relating to or affecting the title to any shares shall be registered without payment of any fee. All instruments of transfer which are registered shall be retained by the Company.

25	Notwithstanding anything to the contrary contained in these Articles of Association, the shares of the Company (or any class thereof) may be held in uncertificated form and title to the shares of the Company (or any class thereof) may be transferred by means of a relevant system within the meaning of the Undercertificated Securities Regulations 1995.

26	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share (not being a fully paid share) to a person of whom they shall not approve, and they may also decline to register the transfer of a share (not being a fully paid share) on which the Company has a lien, provided that, where any such shares are admitted to the official list of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares from taking place on an open and proper basis. Subject to the foregoing, the Directors may also decline to register any instrument of transfer unless:

(a)	the instrument of transfer, duly stamped, is deposited at the Office or such other place as the Directors may appoint accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of share; and

(c)	in the case of a transfer to joint holders, they do not exceed four in number.

27	If the Directors refuse to register a transfer they shall, within 2 months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and any instrument of transfer which the Directors decline to register shall (except in the case of fraud) be returned to the person depositing it.

28	The register of transfers may be closed at such times and for such periods (not exceeding 30 days in any year) as the Directors determine.

29	Subject to section 80 of the Act, nothing in these Articles shall preclude the Directors from allowing the allotment of any share to be renounced by the allottee in favour of some other person. For all purposes of these Articles relating to the registration of transfers of shares, this renunciation shall be deemed to be a transfer and the Directors shall have the same power of refusing to give effect to it as if the renunciation were a transfer.

30	The Company shall be entitled to destroy

(a)	all instruments of transfer of shares and all other documents on the faith of which entries are made in the register of members at any time after the expiration of 6 years from the date of registration,

(b)	all dividend mandates and notifications of change of name or address at any time after the expiration of 2 years from the date of recording, and

(c)	all share certificates which have been cancelled at any time after the expiration of 1 year from the date of cancellation.

If the Company destroys a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant, it shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document mentioned above so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company. Nothing in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any document at an earlier date than that provided above or if the condition as to good faith and absence of notice is not met. References in this Article to the destruction of any document include references to its disposal in any manner.

Transmission of shares

31	In the case of the death of a member the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

32	Subject to any other provisions of these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of the law may, upon such evidence as to his title being produced as may be required by the Directors and subject as provided below, either be registered himself as holder of the share or elect to have some person nominated by him registered as transferee.

33	Subject to any other provisions of these Articles, if the person becoming entitled as above elects to be registered himself, he shall give to the Company notice In Writing to that effect. If he elects to have his nominee registered, he must execute in favour of his nominee a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to the notice or transfer as if the event giving rise to the transmission had not occurred and the notice or transfer were a transfer executed by the member.

34	Subject to any other provisions of these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, at the discretion of the Directors, receive and give a discharge for any dividends or other moneys becoming payable in respect of the share but shall not otherwise be entitled to receive notices of or to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he has become a member in respect of the share. If he fails either to transfer the share or to elect to be registered as a member in respect of it within 60 days of being required by the Directors to do so, he shall in the case of shares which are fully paid up be deemed to have elected to be registered as a member in respect of them and may be registered accordingly.

Forfeiture of shares

35	If a member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for payment, the Directors may, whilst any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of the non-payment.

36	The notice shall name a further day (not being less than 7 days from the date of the notice) on or before which and the place where the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Directors may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

37	If the requirements of the notice are not complied with, any share in respect of which it has been given may before payment of all calls and interest and expenses due in respect of it has been made be forfeited by a resolution of the Directors. Forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

38	A forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder or entitled to it, or to any other person, upon such terms and in such manner as the Directors think fit. At any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit, subject always to the provisions of section 146 of the Act.

39	A shareholder whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest from the date of forfeiture until payment at such rate not exceeding 15 per cent per annum as the Directors determine. The Directors shall be at liberty to waive payment of interest wholly or in part and may enforce payment without any allowance for the value of the shares at the time of forfeiture.

40	When a share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any failure to give notice.

41	A statutory declaration in writing that the declarant is a director or the secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal, together with the relevant share certificate delivered to a purchaser or allottee shall (subject to the execution of a transfer if required) constitute a good title to the share. The person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share. Every Director is authorised to execute on behalf of the shareholder whose share is forfeited a proper instrument of transfer of the share.

42	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if it had been payable by virtue of a call duly made and notified.

Untraced shareholders

43	The Company may sell (in such manner and for such price as the Directors think fit) the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if:

(i)	during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the first date), being a period during which at least three dividends have been payable, all warrants and cheques in respect of the shares in question sent in the manner authorised by these Articles have remained uncashed; and

(ii)	the Company on expiry of the period of 12 years has given notice, by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised by these Articles is located, of its intention to sell the shares; and

(iii)	during the period of 12 years and the period of 3 months following the publication of the advertisements, or following the later publication if the two advertisements are published on different dates, the Company has received no indication either of the whereabouts or of the existence of the member or person; and

(iv)	notice has been given to the London Stock Exchange of its intention to make the sale.

To give effect to a sale the Company may appoint any person to execute as transferor an instrument of transfer of the shares. The instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, the shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds and shall enter the name of the former member or other person in the books of the Company as a creditor for that amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Directors think fit.

Stock

44	The Company may by ordinary resolution convert any paid-up shares into stock, or re-convert any stock into paid-up shares of any denomination.

45	The holders of stock may transfer all or any part in the same manner, and subject to the same regulations as and subject to which, the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit. The Directors may fix the minimum amount of stock (not exceeding the nominal amount of the shares from which the stock arose) which is transferable, in which case no stock shall be transferable except in sums of, or in multiples of, the minimum amount. No warrants to bearer shall be issued in respect of any stock.

46	The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding-up, voting at meetings and other matters as if they held the shares from which the stock arose. No privilege or advantage (except participation in dividends and in assets on a winding-up) shall be conferred by any stock as would not have been conferred if it existed in shares.

47	All the provisions of these Articles (other than those relating to share warrants) which are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” include “stock” and “stockholder”.

48	The Directors may issue warrants (“share warrants”) in respect of fully paid up shares stating that the bearer is entitled to the shares specified, and may provide by coupons or otherwise for the payment of future dividends on the shares included in the warrants. The Directors may determine and vary the conditions upon which share warrants are issued and upon which a new share warrant or coupon is issued in the place of one worn out, defaced or destroyed. No new share warrant or coupon shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed. The Directors may also determine and vary the conditions upon which the bearer of a share warrant is entitled to receive notices of and attend and vote at general meetings or to join in requisitioning general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares specified in it. The Directors may require the holder or person who claims to be the holder of a share warrant to produce his warrant and to satisfy them that he continues to be the holder. Subject to such conditions and to these Articles, the bearer of a share warrant shall be a member to the full extent. The holder of a share warrant shall hold it subject to the conditions for the time being in force with regard to share warrants whether made before or after the issue of such warrant.

Increase of capital

49	The Company in general meeting may by ordinary resolution increase its capital by such sum, to be divided into shares of such amounts, as the resolution prescribes.

50	Unless the Company by ordinary resolution at the general meeting at which the capital is increased otherwise directs, any new shares proposed to be issued shall be offered in the first instance in accordance with section 89 of the Act (save to the extent disapplied from time to time by Special Resolution) to all the shareholders for the time being, on the same or on more favourable terms than those offered or to be offered to persons other than shareholders, in proportion to the number of shares of the same class held by them.

51	The new shares shall be subject to the provisions of these Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

Purchase of own shares

52	(A)	Subject to, and in accordance with, the provisions of the Statutes and subject to paragraphs (B) and (C), the Company may purchase its own shares (including any redeemable shares).

(B)	The Company may not purchase its own shares if at the time of purchase there are outstanding any convertible securities of the Company, unless either there are provisions in the relevant trust deed or terms of issue permitting the purchase or the purchase has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of the convertible securities.

(C)	Purchases by the Company of its own redeemable shares shall, where the shares are listed on the London Stock Exchange, be limited to a maximum price which, in the case of purchases through the market of redeemable shares other than those which are normally bought and traded in by a limited number of investors who are particularly knowledgeable in investment matters, must not exceed 5 per cent above the average market value for the 10 business days before the purchase is made. If the purchases are by tender, tenders shall be made available to all holders of the shares alike.

Alteration of capital

53	The Company may by ordinary resolution:

(i)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(ii)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the nominal amount of the shares cancelled, subject to the provisions of sections 146-149 of the Act; and

(iii)	sub-divide all or any of its shares into shares of smaller amount than is fixed by the Memorandum of Association and the resolution may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

54	Upon a consolidation of fully paid shares into shares of larger amount the Directors may settle any difficulty which arises and in particular may, as between the holders of shares consolidated, determine which shares are consolidated into each consolidated share. In the case of any shares registered in the name or names of one or more members being consolidated with shares registered in the name or names of another member or members, the Directors may make such arrangements for the sale of the consolidated share or for the issue, acceptance or sale of fractional certificates and may sell the consolidated share or the fractions represented by fractional certificates, either upon the market or otherwise, to such person or persons at such times and at such prices as they think fit. The Directors shall distribute the net proceeds of sale among the members rateably in accordance with their interests in the consolidated share or the fractions represented by the fractional certificates. For the purpose of giving effect to a sale the Directors may appoint some person to transfer the shares or fractions sold to the purchasers save where the amount to be distributed to a member in respect of any such interest or fraction amount to less than £3.00 (or such greater amount as the London Stock Exchange Limited shall from time to time permit), in which case any such amount may be retained for the benefit of the Company.

55	The Company may by special resolution reduce its share capital and any capital redemption reserve fund or any share premium account in any manner subject to any conditions and consents required by law.

Redeemable shares

56	The Company may by special resolution create and sanction the issue of shares which are, or at the option of the Company or the holder are to be liable, to be redeemed, subject to and in accordance with the provisions of the Statutes. The special resolution sanctioning the issue shall also make such alterations to these Articles as are necessary to specify the terms on which and the manner in which the shares are to be redeemed.

General meetings

57	A general meeting shall be held in each year at such time (within a period of not more than 15 months after the holding of the last preceding general meeting) and place as may be determined by the Directors. The general meetings referred to in this Article shall be called annual general meetings. All general meetings other than annual general meetings shall be called extraordinary general meetings.

58	The Directors may convene an extraordinary general meeting whenever they think fit. On the requisition of members in accordance with the Statutes, the Directors shall convene an extraordinary general meeting. Whenever the Directors convene an extraordinary general meeting on the requisition of members, they shall convene it for a date not more than 6 weeks after the date when the requisition is deposited at the Office (unless the requisitionists consent In Writing to a later date being fixed). If there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Notice of general meetings

59	In the case of the annual general meeting or of a meeting convened to pass a special resolution at least 21 clear days’ notice and in other cases at least 14 days’ notice must be given (exclusive in each case of the day on which the notice is served or deemed to be served and of the day for which the notice is given). The notice shall specify the place, the day and the hour of meeting (and in the case of an annual general meeting shall specify the meeting as such) and state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy, who need not also be a member, to attend and vote instead of him. In the case of special business, the notice must specify the general nature of the business (and, in the case of a meeting convened for passing a special or extraordinary resolution, the intention to propose the resolution as a special or extraordinary resolution as the case may be). The notice shall be given to the Auditors and the Directors and to such members as are, under these Articles, entitled to receive notices from the Company. With the consent In Writing of all, or such less number as is required by the Statutes, of the members entitled to attend and vote, a meeting may be convened by a shorter notice and in such manner as those members think fit. The Company shall comply with the provisions of the Statutes as to giving notice of resolutions and circulating statements on the requisition of members.

60	The accidental omission to give notice of any meeting, or to send a form of proxy with a notice where required by these Articles, or the non-receipt of a notice or form of proxy, shall not invalidate the proceedings at any general meeting.

Proceedings at general meetings

61	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of declaring dividends, the reading and consideration and adoption of the accounts and balance sheet and the ordinary reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the re-election of Directors retiring, the election of Directors in the place of those retiring, the voting of remuneration or extra remuneration to the Directors, the appointment of and the fixing of the remuneration of the Auditors and the grant, renewal, limitation, extension or variation of any authority of or to the Board, under section 80 of the Act, to allot securities.

62	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Except as otherwise provided in these Articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A corporation which is a member shall be deemed to be personally present for the purpose of this Article if represented by its representative duly authorised in accordance with Article 79.

63	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the Directors determine.

64	The chairman (if any) of the Board or, in his absence, a deputy chairman (if any) shall preside as chairman at every general meeting. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within 5 minutes after the time appointed for holding it, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll may elect one of their number to be chairman.

65	The chairman may, with the consent of any meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not otherwise be necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

66	At a general meeting a resolution put to the vote shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is demanded by the chairman or by at least three members present in person or by proxy and entitled to vote or by a member or members entitled to vote and holding or representing by proxy at least one-tenth part of the total voting rights of all the members having the right to vote at the meeting or by a member or members holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. Unless a poll is demanded as above, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

67	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the resolution unless it is pointed out at the same meeting, or at an adjournment, and it is, in the opinion of the chairman of the meeting, of sufficient magnitude to vitiate the resolution.

68	If a poll is duly demanded, it shall be taken at such time (either at the meeting at which the poll is demanded or within 30 days of the meeting) and place and in such manner as the chairman directs (including the use of ballot or voting papers or tickets). The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately. No notice need be given of a poll not taken immediately. The chairman may appoint scrutineers and may adjourn the meeting to some place and time fixed by him for declaring the result of the poll. The demand for a poll may be withdrawn before the close of the meeting or the taking of the poll, whichever is the earlier, but, if a demand is withdrawn, the chairman of the meeting or other members entitled to require a poll may himself or themselves demand a poll.

69	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to any votes to which he may be entitled as a member.

70	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of members

71	Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every member, who (being an individual) is present in person or (being a corporation) is present by a representative not being himself a member, shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

72	Where there are joint holders of a share, any one of them may vote at any meeting either personally or by proxy in respect of the share as if he were solely entitled to it, but if more than one joint holder is present at a meeting either personally or by proxy, that one of them whose name stands first in the register of members in respect of the share shall alone be entitled to vote in respect of it.

73	A member, in respect of whom an order has been made by a competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs, may vote, whether on a show of hands or on a poll, by any person authorised to do so on his behalf and that person may on a poll vote by proxy, provided that such evidence as the Directors require of his authority has been deposited at the Office not less than 3 days before the time for holding the meeting.

74	No member shall be entitled to vote at any general meeting either personally or by proxy, or to exercise any privilege as a member, unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75	A member holding unclassified shares shall be entitled to vote at any general meeting in respect of those shares, provided that no ordinary share is in issue.

76	No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered. Every vote not disallowed at the meeting shall be valid for all purposes. An objection made in due time shall be conclusive.

77	On a poll votes may be given either personally or by proxy.

78	Subject to Article 82 the instrument appointing a proxy must be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation either under its common seal or under the hand of an officer or attorney so authorised. The Directors may, but shall not be bound to, require evidence of the authority of the officer or attorney. A proxy need not be a member of the Company.

79	A corporation holding shares conferring the right to vote may, by resolution of its directors or other governing body, authorise any of its officials or any other person to act as its representative at any meeting of the Company or at any meeting of holders of any class of shares of the Company. The authorised person shall be entitled to exercise the same powers on behalf of the corporation which he represents as if he had been an individual member of the Company.

80	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of the power or authority, must be deposited, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, at the Office or at such other place as is nominated by the Board. In default the instrument of proxy shall not be treated as valid.

81	An instrument of proxy must be in a common form or form which the Directors approve. Proxies need not be witnessed. The proxy shall be deemed to include the right to demand or join in demanding a poll and generally to act at the meeting for the member giving the proxy. The proxy shall, unless it states the contrary, be valid for an adjournment of the meeting as well as for the meeting to which it relates.

82	The board may decide, at their sole discretion, either generally or in any particular case, to treat an instrument of proxy required under articles 78, 80 or 81 as properly deposited for the purposes of this article if a copy of the instrument is delivered by any form of Electronic Communication, in any case, to an address specified for the receipt of such documents and appointments in electronic form in the notice convening the meeting or in any instrument of proxy set out by the Company in relation to the meeting or at such other address it is agreed by the board from time to time. This power is subject to any limitations, restrictions or conditions that the board may decide. Any requirements of these articles, which are inconsistent with this method of appointment, shall not apply to appointments under this power. The board can require such evidence as it thinks appropriate to show that the proxy appointment is genuine.

83	A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or incapacity of the principal or revocation of the proxy, or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation In Writing of the death, incapacity, revocation or transfer has been received at the Office at least 48 hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

84	(A)	If a member, or a person appearing to be interested in shares held by a member, has been duly served with a notice under section 212 of the Act (“statutory notice”) and is in default for the prescribed period in supplying to the Company the required information or makes a statement which in the opinion of the Board is false or misleading in any material particular, then not earlier than 28 days or such less number of days as may be permitted from time to time by The London Stock Exchange after service of the statutory notice, the Directors may at any time, by notice (a “direction notice”) to the member, direct that in respect of the shares in relation to which the default occurred (the “default shares”) the member is not entitled to vote, either personally or by proxy, at a general meeting or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to general meetings of the holders of any class of shares of the Company.

(B)	Where the default shares represent at least 0.25 per cent of the issued shares of a class, the direction notice may additionally direct:

(i)	that any dividend or other money which would otherwise be payable in respect of each of the default shares shall (in whole or part) be retained by the Company without any liability to pay interest when the dividend or money is paid to the member;

(ii)	that no transfer of the default shares which is not an approved transfer shall be registered unless:

(a)	the member is not himself in default as regards supplying the information required; and

(b)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that, after due and careful enquiry, the member is satisfied that none of the shares the subject of the transfer is a default share.

(C)	The Company shall send a copy of the notice to each other person appearing to be interested in the shares the subject of a direction notice but the failure or omission by the Company to do so shall not invalidate the notice.

(D)	A direction notice shall have effect in accordance with its terms for so long as the default in respect of which it was issued continues and (unless the direction notice otherwise determine) for a further period of one week but shall cease to have effect in relation to any default shares which are transferred by the member by means of an approved transfer.

(E)	For the purpose of this Article:

(i)	a person shall be treated as appearing to be interested in shares if the member holding the shares has given to the Company a notification under section 212 which either (a) names that person as being interested; or (b) fails to establish the identities of those interested in the shares and (after taking into account the notification and any other relevant section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)	the prescribed period is 14 days from the date of service of the notice under section 212; and

(iii)	a transfer of shares is an approved transfer if:

(a)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a take-over offer for a company (as defined in section 14 of the Companies Securities (Insider Dealing) Act 1985); or

(b)	the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in the shares; or

(c)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

(F)	Nothing contained in this article shall limit the power of the Directors under section 216 of the Act.

Directors

85	Unless otherwise determined by ordinary resolution, the number of Directors (other than the alternate directors) shall not be subject to a maximum but shall not be less than three.

86	The Directors shall be paid out of the funds of the Company by way of remuneration for their services such sums as the Company by ordinary resolution determine. The remuneration shall be divided among them in such proportions and manner as the Directors determine and, in default of a determination within a reasonable period, equally, except that any Director holding office for less than a year or other period for which remuneration is paid shall rank in the division in proportion to the fraction of the year or other period during which he has held office. The remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or committees of the Directors or general meetings of the Company or in connection with the business of the Company.

87	Subject to the provisions of these Articles and without prejudice to the powers of the Directors under these Articles to appoint any person to be a Director, the Company may by ordinary resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but the total number of Directors must not at any time exceed any maximum number fixed by or in accordance with these Articles.

88	Any Director who at the request of the Board performs special services or goes or resides abroad for any purposes of the Company may (unless otherwise expressly resolved by the Company in general meeting) receive such extra remuneration by way of salary, percentage of profits or otherwise as the Board determines.

89	No shareholding qualification for Directors is required.

90	Each Director may attend and speak at any general meeting of the Company.

91	The office of a Director shall be vacated in any of the following events, namely:

(i)	if (not being an executive Director whose contract precludes resignation) he resigns his office by notice In Writing left at the Office;

(ii)	if he becomes bankrupt or has a receiving order made against him or compounds with his creditors;

(iii)	if he becomes of unsound mind or a patient for any purpose of any statute relating to mental health and the Directors resolve that his office should be vacated;

(iv)	if he is absent from meetings of the Directors for 6 months without leave, and his alternate Director (if any) does not during that period attend in his stead, and the Directors resolve that his office should be vacated;

(v)	if he is removed or becomes prohibited from being a Director under any provision of the Statutes;

(vi)	if he is requested In Writing by all the other Directors to resign his office.

92	(A)	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board determines, and may be paid such extra remuneration for it (whether by way of salary, commission, participation in profits or otherwise) as the Board determines. The extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

(B)	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(C)	A Director may be or become a director or other officer of, or otherwise interested in, a company promoted by the Company or in which the Company is interested, and shall not be liable to account to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in that company. The Board may cause the voting power conferred by the shares in another company held or owned by the Company to be exercised in such manner as it thinks fit, including the exercise in favour of a resolution appointing any of the Directors to be directors or officers of that company, or voting or providing for the payment of remuneration to the directors or officers of that company.

(D)	A Director shall not vote or be counted in the quorum on a resolution of the Board concerning his own appointment as the holder of an office or place of profit with the Company or another company in which the Company is interested (including the arrangement or variation of its terms or its termination).

(E)	Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms or the termination of the appointment) of two or more Directors to offices or places of profit with the Company or another company in which the Company is interested, a separate resolution may be put in relation to each Director. In such case, each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of its terms or its termination) and except (in the case of an office or place of profit with another company) where the other company is a company in which the Director owns 1 per cent or more.

(F)	Subject to the Statutes and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor or purchaser or in any other manner. No contract or arrangement in which a Director is interested shall be liable to be avoided. The Director shall not be liable to account to the Company or the members for any remuneration, profit or other benefits realised by the contract or arrangement by reason of his holding that office or of the resulting fiduciary relationship.

(G)	A Director who to his knowledge is interested, whether directly or indirectly, in a contract or arrangement or proposed contract or arrangement with the Company must declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or, in any other case, at the first meeting of the Board after he knows that he is or has become interested. A general notice to the Board given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with the company or firm shall be a sufficient declaration of interest under this Article in relation to any contract or arrangement made with the company or firm. A notice shall not be effective unless either it is given at a meeting of the Board or the Director giving it takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

(H)	Except as otherwise provided by these Articles, a Director must not vote on (or be counted in the quorum in respect of) any resolution of the Board concerning a contract or arrangement or other proposal which (together with any interest of any person connected to him) is to his knowledge, directly or indirectly, a material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise through, the Company. If he does, his vote shall not be counted. This prohibition does not apply to any of the following matters, namely:

(i)	a contract or arrangement for giving to the Director security or a guarantee or indemnity in respect of:

(a)	money lent by him or obligations undertaken by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries; or

(b)	a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

(ii)	where the Company or any of its subsidiary undertakings is offering securities in which offer the Director is, or may be, entitled to participate as a holder of securities or in the underwriting or subunderwriting of which the director is to participate;

(iii)	relating to another company in which he and any persons connected to him do not to his knowledge hold an interest in shares (as that term is used in Sections 198 to 211 of the Act) representing 1 per cent or more of any class of the equity share capital or of the voting rights in that company;

(iv)	relating to a pension, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which has been approved by the Inland Revenue or is conditional upon that approval or does not award him any privilege or benefit not awarded to the employees to whom the scheme relates; or

(v)	concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or the benefit of persons including Directors.

(I)	A company shall be deemed to be a company in which a Director owns 1 per cent or more if and so long as he is (either directly or indirectly) the holder of or beneficially interested in 1 per cent or more of any class of its equity share capital or of the voting rights available to its members. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the trust income, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

(J)	Where a company in which a Director owns 1 per cent or more is materially interested in a transaction, he shall also be deemed materially interested in the transaction.

(K)	If any question arises at any meeting of the Board as to the materiality of the interest of a Director or as to the entitlement of a Director (in each case, other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, it shall be referred to the chairman of the meeting. His ruling shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to the Director has not been fairly disclosed to the Board. If the question relates to the chairman of the meeting, it shall be decided by a resolution of the Board (for which purpose the chairman shall be counted in the quorum but may not vote). The resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman as known to him has not been fairly disclosed to the Board.

Powers of directors

93	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, but subject to any regulations of these Articles, to the provisions of the Statutes, and to such regulations, which are not inconsistent with those regulations or provisions, as may be prescribed by extraordinary resolution of the Company in general meeting. No regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if the regulation had not been made. The general powers given by this Article are not limited or restricted by any special authority or power given to the Directors by any other Article.

94	The Directors may arrange that any branch of the business carried on by the Company or any other business in which the Company is interested shall be carried on by or through one or more subsidiaries. They may on behalf of the Company make such arrangements as they think advisable for taking the profits or bearing the losses of any branch or business or for financing, assisting or subsidising any subsidiary or guaranteeing its contracts, obligations or liabilities. They may appoint, remove and reappoint any person (whether a member of their own body or not) to act as a director, managing director or manager of a subsidiary or any other company in which the Company is interested, and may determine his remuneration (whether by way of salary, commission on profits or otherwise). A Director may retain any remuneration payable to him in respect of the appointment.

95	The Directors may by power of attorney appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit. The power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may authorise the attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

96	(A)	The Directors may procure the establishment and maintenance of or participation in or contribution to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, bonuses, benefits or emoluments to, any person (including directors and other officers whether of the Company or of any other company referred to in this paragraph) who is or has been in the employment of the Company, or of any company which is a subsidiary of the Company or a predecessor in business of the Company or a subsidiary, or of any allied or associated companies of the Company or any such companies and the spouses, widows, widowers, families, dependants or connections of any such persons. No pension, annuity or other allowance or benefit (except as provided for by or in accordance with any other Article) shall be granted to a Director or former Director who has not been an executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of a Director or former Director, without the approval of an ordinary resolution of the Company.

(B)	The Directors may establish, maintain and give effect to any scheme approved by an ordinary resolution for the allotment of or the grant of options to subscribe for shares of the Company to persons (including Directors) in the employment of the Company or any subsidiary of the Company and may exercise all the powers conferred on them by the scheme (including any power to alter or add to its provisions). These Articles shall be deemed to be modified so far as may be necessary to give effect to the scheme in respect of any shares in issue or under option.

(C)	The Directors may procure any of the matters referred to in this Article are done by the Company either alone or in conjunction with any other company.

97	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Directors determine.

Borrowing

98	(A)	The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge all or any part of its undertaking, property and assets (both present and future), including its uncalled capital and, subject to the Statutes, to issue Debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

(B)	The Board must restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries only in so far as, by the exercise of the rights or powers of control, the Board can secure) that the aggregate principal amount outstanding of all borrowings by the Group (exclusive of borrowings owing by one member of the Group to another member) does not, without the previous sanction of an ordinary resolution, exceed the greater of (a) £30,000,000 or (b) four times the Adjusted Capital and Reserves.

(C)	For this purpose:

(i)	“the Adjusted Capital and Reserves” means at any time the aggregate of:

(a)	the amount paid up or credited as paid up on the issued share capital of the Company; and

(b)	the amount standing to the credit of the reserves (including any share premium account, capital redemption reserve and credit balance on profit and loss account) all as shown by the then latest audited balance sheet and without making any provision for Goodwill unless already written off against the Company’s profit and loss account but after deducting any debit balance on profit and loss account (except to the extent that the deduction has already been made) and making adjustments to reflect any variation in the amount of the paid up share capital, share premium account or capital redemption reserve since the date of the audited balance sheet;

(ii)	“borrowings” include the following except in so far as otherwise taken into account:

(a)	the nominal amount of any issued share capital and the principal amount of any Debentures or borrowed moneys of any person, the beneficial interest in which is not owned by a member of the Group and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the Group, but excluding acceptances of trade bills for the purchase of goods in the ordinary course of business;

(b)	the outstanding amount raised by acceptances by a bank or accepting house under an acceptance credit opened on behalf of and in favour of a member of the Group, excluding acceptances of trade bills for the purchase of goods in the ordinary course of business;

(c)	the principal amount of any Debenture of a member of the Group owned otherwise than by another member of the Group;

(d)	the principal amount of any preference share capital of a subsidiary owned otherwise than by a member of the Group; and

(e)	any premium payable on repayment on any borrowing or deemed borrowing; but does not include:

(f)	borrowings for the purposes of repaying the whole or any part of borrowings by a member of the Group within 6 months of being borrowed, pending their application for that purpose within that period; and

(g)	borrowings for the purpose of financing a contract in respect of which any part of the price receivable by a member of the Group is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade and Industry or by any other Governmental department fulfilling a similar function, to an amount not exceeding the part of the price which is guaranteed or insured;

(iii)	when the aggregate principal amount of borrowings to be taken into account for the purposes of this Article on any particular date is being ascertained:

(a)	moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent at the rate of exchange prevailing on that date in London or, if the amount of borrowings would as a result be less, at the rate of exchange prevailing in London 6 months before that date. For this purpose the rate of exchange shall be taken as the middle market rate as at the close of business; and

(b)	where under the terms of borrowing the amount of money that would be required to discharge the principal amount in full if it fell to be repaid (at the option of the Company or by reason of default) on that date is less than the amount that would otherwise be taken into account in respect of that borrowing for the purpose of this Article, the amount of the borrowing shall be taken to be the lesser amount;

(iv)	“audited balance sheet” means the then latest audited balance sheet of the Company prepared for the purposes of the Statutes unless there has then been prepared for those purposes and audited a consolidated balance sheet of the Company and its subsidiaries (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes); and in the latter event “audited balance sheet” means the audited consolidated balance sheet, the references to reserves and profit and loss account being references to the consolidated reserves and consolidated profit and loss accounts respectively, any amounts attributable to outside interests in subsidiaries being excluded. The Company may change the accounting convention on which the audited balance sheet is based, provided it complies with the requirements of the Statutes. If the Company prepares its main audited balance sheet on the basis of one convention but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article;

(v)	“the Group” means the Company and its subsidiaries (if any).

(D)	A certificate or report by the Auditors as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive for the purposes of this Article.

(E)	Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or enquire whether the limit imposed by this Article is observed. No borrowing incurred or security given in excess of the limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security given that the limit had been or would be exceeded.

Executive directors

99	The Directors may appoint one or more of their number to an executive office including the office of chairman, vice-chairman, managing Director, joint managing Director, assistant managing Director or manager or any other salaried office for such period and on such terms as they think fit. Without prejudice to any claim a Director may have for damages for breach of any contract of service between him and the Company, his appointment shall automatically determine if he ceases from any cause to be a Director, or (subject to the terms of any contract between him and the Company) if the Directors resolve that his term of office as an executive Director should be determined.

100	A Director holding office pursuant to the last preceding Article shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors determine. The remuneration shall, unless otherwise agreed, be additional to such remuneration (if any) as is payable to him as a Director. The Director shall be a director for the purposes of and subject to the provisions of section 319 of the Act.

101	The Directors may entrust to and confer upon a Director holding executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may revoke, withdraw or vary any of the powers.

Rotation of directors

102	At every annual general meeting any Directors who are bound to retire under Article 108 and one-third of the other Directors or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office. A Director retiring at a meeting shall retain office until the close of the meeting.

103	The Directors to retire on each occasion shall be those who have been longest in office since their last election but, as between persons who became or were re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting. No Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

104	A retiring Director shall be eligible for re-election.

105	Subject to the provisions of these Articles, the Company at the meeting at which a Director retires may elect a person to fill the vacated office. In default, the retiring Director shall, if willing to continue to act, be deemed to have been re-elected, unless at the meeting it is expressly resolved not to fill the vacated office or unless a resolution for the re-election of the Director has been put to the meeting and lost.

106	No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting, unless not less than 7 nor more than 42 days before the date appointed for the meeting there has been left at the Office a notice In Writing, signed by a member (not being the person to be proposed) duly qualified to attend and vote at the meeting, of his intention to propose the person for election, and a notice In Writing signed by that person of his willingness to be elected.

107	The Company in general meeting may increase or reduce the number of Directors and may determine in what rotation the increased or reduced number is to go out of office.

108	The Directors may appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors does not exceed the maximum number fixed by or in accordance with these Articles. The Director shall hold office only until the next following annual general meeting and shall then be eligible for re-election. A Director who retires under this Article shall not be taken into account in determining the Directors who are to retire by rotation at the meeting.

109	The Company may, by ordinary resolution of which special notice has been given in accordance with section 379 of the Act, remove any Director (including a managing Director or other executive Director, but without prejudice to any claim for damages under any contract) before the expiration of his period of office and may by an ordinary resolution appoint another person in his place. The person who is appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

Proceedings of directors

110	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote. A Director may at any time, and the Secretary on the requisition of a Director shall, summon a Board meeting.

111	Notice of a Board meeting may be given to a Director personally or by word of mouth or sent In Writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meetings during his absence are sent to him In Writing at his last known address or any other address given by him to the Company for this purpose. In the absence of a request it shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom. A Director may waive notice of a meeting either prospectively or retrospectively.

112	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless fixed at any other number, shall be two.

113	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in the Board. If and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there are no Directors or no Director able or willing to act, any two members may summon a general meeting of members for the purpose of appointing Directors.

114	If the Directors have not appointed a chairman or vice-chairman pursuant to Article 99, or if at any meeting neither the chairman nor the vice-chairman is present within 5 minutes after the time appointed for holding it, the Directors present may choose one of their number to be chairman of the meeting.

115	The Board may establish local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local boards, or to be managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than the power to borrow and make calls), with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies and to act notwithstanding vacancies. An appointment or delegation may be made upon such terms and subject to such conditions as the Board thinks fit. The Board may remove any person appointed as above and may revoke or vary any delegation, but a person dealing in good faith and without notice of the revocation or variation shall not be affected by it.

116	A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions exercisable by the Directors.

117	The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit and may revoke a delegation and discharge a committee in whole or in part. A committee shall in the exercise of the powers delegated to it conform to any regulations that are imposed by the Directors.

118	The meetings and proceedings of a committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as they are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

119	A member of the Board, or of a committee of the Board, may participate in a meeting of the Board or the committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A participant shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

120	A resolution In Writing, signed by all or a majority of the Directors entitled to notice of a meeting of the Directors or by all of the members of a committee, shall be as valid as if it had been passed at a Board meeting or a meeting of the committee duly called and constituted. The resolution may consist of several documents in the like form each signed by one or more of the Directors or members of the committee. For the purpose of this Article, the signature of an alternate Director entitled to notice of a meeting of Directors shall suffice in lieu of the signature of the Director appointing him.

121	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of all the Directors present at each Board meeting and meeting of a committee of Directors;

(c)	of all resolutions and proceedings at meetings of the Company and of any class of members of the Company and of the Directors and of any committee of Directors.

The minutes, if purporting to be signed by the chairman of the meeting at which the appointments were made, or the Directors were present, or the resolutions were passed or proceedings held (as the case may be), or by the chairman of the next succeeding meeting of the Company, or class of members of the Company, or Directors or committee (as the case may be), shall be sufficient evidence without any further proof of the facts stated in it.

122	All actions done by any Board meeting, or meeting of a committee of Directors, or by a person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any Director, or of the person acting as a Director, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if each of them had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

123	The Directors may appoint any person to an office or employment having a title including the word “director” or attach such a title to any existing employment with the Company and may terminate the appointment or the use of the title. The inclusion of the word “director” in the title of any office or employment (other than the office of managing or joint managing or deputy or assistant managing director) does not imply that the employee is a Director and the employee shall not as a result be empowered in any respect to act as a Director or be deemed to be a Director for any of the purposes of these Articles.

Secretary

124	The Secretary shall be appointed by the Directors at such remuneration and upon such terms as they think fit. The Secretary may be removed by the Directors. The Directors may appoint an assistant Secretary or assistant Secretaries and temporary substitutes for the Secretary. An assistant Secretary or temporary substitute shall for the purpose of these Articles be deemed to be and may fulfil the duty of the Secretary subject to any limitation prescribed by the Directors.

125	A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

The seal

126	The Seal shall be used only by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the Seal is affixed. Unless otherwise determined and except as provided in Article 11, it shall be signed by a Director and by the Secretary or by a second Director or some other person approved by the Board.

127	The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and the powers shall be vested in the Board.

128	A document signed by a Director and by the Secretary or another Director and expressed, in whatever form of words, to be executed by the Company shall have the same effect as if it were under seal. A document executed in this way which makes it clear on its face that it is intended to be a deed, in whatever form of words, has effect, upon delivery, as a deed.

Authentication of documents

129	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum and Articles of Association) and any resolutions passed by the Company or the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the Company’s head office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors under this Article.

Alternate directors

130	(A)	A Director may appoint any person who is approved by the Board to be an alternate Director, and may remove from office an alternate Director appointed by him.

(B)	An alternate Director shall be entitled (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) to receive notices of all meetings of the Board and of any committee of the Board of which his appointor is a member and to attend and vote as a Director at any of the meetings at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in the absence of the appointor. When acting also as a Director or as an alternate Director for more than one Director, an alternate Director shall have one vote for every Director he represents, in addition to his own if he is himself a Director, and, where the quorum exceeds two, he shall be considered as two Directors for the purpose of making a quorum.

(C)	An alternate Director shall cease to be an alternate Director if his appointor ceases for any reason to be a Director. If a Director retires by rotation but is re-elected by the meeting at which the retirement takes effect, an appointment made by him under this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not retired.

(D)	All appointments and removals of alternate Directors shall be effected by notice In Writing by the Director making or revoking the appointment given to the Company at the Office or at a duly convened and held meeting of the Board.

(E)	An alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director. He shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as his appointor by notice In Writing to the Company directs. He shall not otherwise in respect of the appointment be entitled to receive any remuneration from the Company. An alternate Director may be indemnified by the Company to the same extent as a Director.

(F)	An alternate Director shall be an officer of the Company. He shall alone be responsible to the Company for his own acts or defaults and shall not be deemed to be the agent of or for the Director appointing him.

Dividends

131	The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. The Company in general meeting may declare dividends accordingly. No dividend or interim dividend may be paid otherwise than in accordance with Part VIII of the Act.

132	No dividend shall be payable except out of the profits of the Company (including profits set aside to any reserve fund under Article 146) or in excess of the amount recommended by the Directors.

133	Dividends must be declared and paid according to the amounts paid on the shares in respect of which the dividends are paid. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on the share. Dividends shall be apportioned and paid pro rata according to the amounts paid on the shares during any portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it ranks for dividend as from a particular date, the share shall rank for dividend accordingly.

134	The Directors must transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company are issued.

135	The Directors may pay such interim dividends as appear to them to be justified by the profits of the Company. If the capital of the Company is divided into different classes of shares the Directors may pay interim dividends in respect of those shares which confer on the holders deferred or non-preferred rights as well as in respect of those shares which confer on the holders preferential or special rights with regard to dividends. Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of any shares for any damage that they suffer by reason of the payment of an interim dividend on any shares. The Directors may also pay half yearly or at other suitable intervals to be settled by them any dividend which is payable at a fixed rate if they are of the opinion that the profits justify the payment.

136	A general meeting declaring a dividend or bonus may direct payment of the dividend or bonus wholly or partly by the distribution of specific assets and, in particular, of paid up shares or Debentures of another company or in any one or more of these ways. The Directors shall give effect to the resolution and, where a difficulty arises in regard to the distribution, the Directors may settle it as they think expedient. In particular they may issue certificates in respect of fractions and fix the value for distribution of specific assets, may determine that cash payments are made to any members upon the footing of that value in order to adjust the rights of all parties and may vest the assets in trustees as may seem expedient to the Directors.

137	A resolution of the Company or of the Directors declaring a dividend may specify any date as the record date for the dividend, whether or not prior to the date on which the resolution is passed.

138	The Directors may deduct from any dividend or bonus payable to a member any sums presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

139	No unpaid dividend, bonus or interest shall bear interest as against the Company.

140	The Directors may retain any dividends and bonuses payable on shares on which the Company has a lien permitted by the Statutes and may apply them in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

141	The Directors may retain the dividends and bonuses payable upon shares in respect of which any person is, under the provisions of these Articles relating to the transmission of shares, entitled to become a member, or which any person under those provisions is entitled to transfer, until he becomes a member in respect of the shares or duly transfers them.

142	A dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled to it, or by direct bank transfer to such bank account as the member or person entitled to it directs, and in case of joint holders to any one of them or to such person and such address or such bank account as the joint holders may direct. The cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the member, person entitled or joint holders direct. Payment of the cheque or warrant shall be a good discharge to the Company. Every cheque or warrant shall be sent at the risk of the person entitled to the money which it represents.

143	If several persons are registered as joint holders of a share, any one of them may give an effectual receipt for any dividend or other moneys payable on or in respect of the share.

144	All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Dividends unclaimed for 12 years after they became due for payment shall, unless the Directors otherwise resolve, be forfeited and revert to the Company.

Scrip dividends

145	(A)	The Directors may, if authorised by an ordinary resolution, offer any holders of ordinary shares one or more of the following options:

(a)	instead of taking the net cash amount due to them in respect of all or any part (to be determined by the Directors) of any dividend declared or payable on any ordinary shares held by them, either to invest the cash in subscribing for unissued ordinary shares, payable in full or by instalments, or in paying up in full or by instalments any unpaid or partly paid ordinary shares held by them; or

(b)	instead of taking the net cash amount due to them in respect of all or any part (to be determined by the Directors) of any dividend declared or payable on any ordinary shares held by them, to elect to receive new ordinary shares credited as fully paid; or

(c)	to forego their entitlement to all or any part (to be determined by the Directors) of any dividend declared or payable on any ordinary shares held by them and to take instead fully paid bonus ordinary shares; or

(d)	any other option in respect of all or any part (to be determined by the Directors) of any dividend on any ordinary shares held by them as the Directors determine.

(B)	In relation to the above options, the following provisions apply:

(a)	the ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period;

(b)	the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be, as nearly as possible, equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that the holder elects to forego. In calculating the entitlement, the Directors may, at their discretion, adjust the figure obtained by dividing the relevant value by the amount payable on the ordinary shares up or down so as to procure that the entitlement of each shareholder to new ordinary shares is represented by a simple numerical ratio. For this purpose, “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List, on such five consecutive dealing days as the Directors determine, provided that the first day is on or after the day on which the ordinary shares are first quoted “ex” the relevant dividend, or in such other manner as may be determined by or in accordance with the ordinary resolution;

(c)	on or as soon as practicable after announcing that they are to declare or recommend any dividend the Directors, if they intend to offer an election in respect of that dividend, shall also announce that intention and shall, after determining the basis of allotment if they decide to proceed with the offer, notify the holders of ordinary shares In Writing of the right of election offered to them and specify the procedure to be followed and the place at which and the latest time by which elections must be lodged in order for elections to be effective;

(d)	the Directors shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined;

(e)	the Directors may exclude from any offer any holders of ordinary shares where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

(f)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (the “elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated above. For this purpose the Directors may capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account, share premium account, capital redemption reserve or any other undistributable reserve) whether or not it is available for distribution as the Directors determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis;

(g)	the additional ordinary shares when allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not be entitled to participate in the relevant dividend or in that part of the dividend in respect of which the right of election was offered;

(h)	the Directors may also from time to time establish or vary a procedure for election mandates, under which a holder of ordinary shares may elect to receive ordinary shares credited as fully paid instead of cash in respect of all future rights offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(i)	the Directors may undertake and do such acts and things as they consider necessary or expedient for the purpose of giving effect to this Article including (without limitation) making such provisions as they think fit in relation to any fraction of an ordinary share which may or would arise from the application of this paragraph (B) (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of them accrues to the Company rather than to the shareholders concerned or under which fractional entitlements are accrued or retained and in each case accumulated on behalf of any shareholder and the accruals or retentions are applied to the allotment of fully paid ordinary shares by way of bonus to, or cash subscription on behalf of, the shareholder).

Reserves

146	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied. Pending application the sum reserved may either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors think fit. The Directors may, without placing them to reserve, carry forward any profits which they think it prudent not to divide.

Capitalisation of profits and reserves

147	Subject to section 80 and Part VIII of the Act, the Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalise an amount standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that it is set free for distribution among the members who would have been entitled to it if distributed by way of dividend and in the same proportions on condition that it is not paid in cash but is applied either in or towards paying up any amounts unpaid on shares held by the members or paying up in full unissued shares or Debentures of the Company to be allotted and distributed, credited as fully paid up, to and among those members in those proportions, or partly in the one way and partly in the other. The Directors shall give effect to the resolution.

148	Whenever a resolution is passed under the preceding Article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised. Subject to section 80 of the Act, the Directors shall make all allotments and issues of fully paid shares, Debentures or securities, if any, and generally shall do all acts and things required to give effect to the resolution. The Directors may make such provision by the issue of certificates in respect of fractions or by payment in cash or otherwise as they think fit for the case of shares, Debentures or securities becoming distributable in fractions. The Directors may authorise any person to enter into an agreement with the Company, on behalf of the members interested, providing for the allotment to them, credited as fully paid up, of any shares, Debentures or securities to which they may be entitled upon the capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application of their proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares. Any agreement made under the authority shall be effective and binding on all the members.

Discovery and secrecy

149	No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter in the nature of a trade secret or secret process which relates to the conduct of the business of the Company and which, in the opinion of the Directors, it would be inexpedient in the interests of the members of the Company to communicate to the public.

Accounts

150	The Directors shall cause true accounts to be kept:

(a)	of the sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	of all sales and purchases of goods by the Company; and

(c)	of the assets and liabilities of the Company.

151	The books of account shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to the inspection of the Directors. No member (other than as Director) shall have any right of inspecting any account, book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

152	The Directors shall not be bound, unless expressly instructed so to do by an extraordinary resolution of the Company in general meeting, to publish any list or particulars of the securities or investments held by the Company or to give to any shareholder any information relating to them.

153	Once at least in every year the Directors shall lay before the Company in general meeting a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year to which it relates and a balance sheet giving a true and fair view of the state of affairs of the Company as at the date at which it is made out and containing a general summary of the capital, the assets and the liabilities of the Company arranged under suitable heads, both made up to a date not more than 7 months before the meeting. If the Company is a holding company as defined by the Statutes, there shall also (except in so far as the Statutes otherwise permit) be laid before the Company in general meeting a consolidated balance sheet dealing with the state of affairs at the end of the Company’s financial year of the Company and its then subsidiary undertakings and a consolidated profit and loss account dealing with the profit or loss for the Company’s financial year of the Company and its then subsidiary undertakings. The Directors shall in preparing every such profit and loss account and balance sheet and consolidated profit and loss account and consolidated balance sheet have regard to the applicable provisions of the Statutes.

154	Every balance sheet, profit and loss account, consolidated balance sheet and consolidated profit and loss account shall be signed in such manner as is required by the Statutes. There shall be attached to the balance sheet a report by the Directors as required by the Statutes.

155	Except as provided in the next following Article, a copy of the report by the Directors and of the Auditors’ report, accompanied by the balance sheet (including every document required by law to be annexed or attached to it), and profit and loss account, consolidated balance sheet and consolidated profit and loss account, shall, at least 21 days before the annual general meeting, be delivered or sent by post to the registered address of every member and every holder of Debentures of the Company. If any shares or securities of the Company are listed on the London Stock Exchange, the required number of copies of each of these documents shall at the same time be forwarded to its appropriate department.

156	The Company may, in accordance with section 251 of the Act and any regulations made under it, send a summary financial statement to any member instead of or in addition to the documents referred to in the preceding Article.

Auditors

157	The Company shall at each annual general meeting appoint Auditors to hold office until the next annual general meeting.

158	No Director or other officer of the Company and no person who is a partner of or in the employment of an officer of the Company, and no corporation may be appointed as an Auditor. The duties of the Auditors shall be regulated in accordance with the Statutes.

159	Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that at the time of his appointment he was not qualified for appointment.

Notices

160	Any notice or document may be served by the Company on any member either personally or by sending it through the post in a prepaid letter addressed to him at his registered address as appearing in the register of members. A member is entitled to receive notices from the Company notwithstanding that his registered address as appearing in the register of members is outside the United Kingdom. In the case of joint holders of a share, notices shall be given to that one of the joint holders whose name stands first in the register of members and notice given to him shall be sufficient notice to all the joint holders.

161	Any notice or other document, if served by post, shall be deemed to have been served at the expiration of 24 hours after the time when the letter containing it is posted. In proving service it shall be sufficient to prove that the letter containing the notice or document was properly addressed, stamped and posted.

162	Any notice or document delivered or sent by post to or left at the registered address of any member shall, notwithstanding that the member is then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in his name as sole or joint holder, unless at the time of the service of the notice or document his name has been removed from the register as the holder of the share. The service shall for all purposes be deemed a sufficient service of the notice or document on all persons interested in the share (whether jointly with or as claiming through or under him).

163	A notice required to be given by the Company to members and not expressly provided for by these Articles shall be sufficiently given if given by advertisement. A notice required to be or which may be given by advertisement shall be advertised once in one national daily newspaper and shall be taken as given on the day on which the advertisement appears. If by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notice sent through the post, it may be convened by notice advertised in at least two leading daily newspapers with appropriate circulation, of which one is a leading London daily newspaper. The notice shall be deemed to have been duly served on all members entitled to it at noon on the day when the advertisement appears. The Company shall send confirmatory copies of the notice by post if at least 48 hours prior to the meeting the posting of notices to addressees within the United Kingdom again becomes practicable.

164	Every person who by operation of law, transfer or other means becomes entitled to any share shall be bound by every notice in respect of the share which, prior to his name and address being entered in the register of members, has been duly given to the person from whom he derives his title other than a notice given under Article 84 or section 212 of the Act.

165	In addition to the methods of service set out above, any notice or other document (including, without limitation, notices for annual general meetings, extraordinary general meetings, the Company’s annual accounts and reports, or any summary financial statements to be sent in accordance with article 156) may be given by the Company to any member or other person entitled to receive it by such Electronic Communication as the Statutes may allow from time to time to an address notified by the member (or other person entitled to receive it) in writing or by similar means for such purposes. Subject to the Statutes, where a notice or other document is given or sent in accordance with this article, it shall be deemed to be given at 9.00 am on the day following that on which the electronic method of delivery was implemented by or on behalf of the Company. Proof that an electronic communication was sent shall be conclusive evidence of receipt.

Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company to the extent that it is permitted by the Statutes, and having done so shall be deemed to have agreed to receive by electronic communication notices and other documents from the Company of the kind to which the address relates. In addition, if a member notifies the Company of his e-mail address, the Company may satisfy its obligation to send him any notice or other document by:

(a)	publishing such notice or other document on a web site; and

(b)	notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the web site on which it has been published, the place on the web site where the notice may be accessed, how it may be accessed and (if the notice relates to a shareholders’ meeting) stating:

(i)	that the notice concerns a notice of a company meeting served in accordance with the Act;

(ii)	the place, date and time of the meeting;

(iii)	whether the meeting is to be an annual or extraordinary general meeting; and

(iv)	such other information as the Statutes may prescribe.

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Any amendment or revocation of a notification given to the Company under this article shall only take effect if in writing, signed by the member and on actual receipt by the Company thereof. An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements

Nothing contained in this Article 165 shall oblige the Company to use Electronic Communications, the use of which is, subject to the Statutes, solely at the Company’s discretion.

Winding up

166	On a winding up of the Company, the balance of the assets available for distribution, after deduction of any provision made under section 719 of the Act and subject to any special rights attaching to any class of shares, shall be applied in repaying to the members of the Company the amounts paid up on the shares held by them. Any surplus assets will belong to the holders of any ordinary shares then in issue according to the numbers of shares held by them or, if no ordinary shares are then in issue, to the holders of any unclassified shares then in issue according to the numbers of shares held by them.

167	If the Company is wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of an extraordinary resolution, divide among the members in specie or kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of properties of different kinds. He may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how the division is carried out as between the members or different classes of members. He may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the same authority thinks fit, but no contributory shall be compelled to accept any shares in respect of which there is a liability.

168	The power of sale of a liquidator includes a power to sell wholly or partially for shares or Debentures, or other obligations of another company either then already constituted or about to be constituted, for the purpose of carrying out the sale.

Indemnity

169	Except so far as the provisions of this Article are avoided by any provisions of the Statutes, the Directors, executive Directors, Auditors, Secretary and other officers of the Company, and their respective executors or administrators, shall to the extent permitted by the Statutes be indemnified out of the assets of the Company against all actions, costs, charges, losses, damages and expenses which they may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices, unless incurred through their own wilful neglect or default. None of them shall be answerable for the acts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or assets of the Company are lodged or deposited for safe custody, or for the insufficiency or deficiency or any security upon which any moneys of the Company are placed out or invested, or for any other loss or damage which happens in the execution of their offices, unless resulting from their own wilful neglect or default. Subject to the provisions of the Act, the directors may purchase and maintain insurance at the expense of the Company for the benefit of any director or other officer or auditor of the Company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done by him as a director, officer or auditor.